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                                                                    EXHIBIT 11.1

                       Computations of Net Loss Per Share

         The following table sets forth the computation of basic and diluted loss per share as calculated in accordance with FASB 128.



                                                              For the three months ended
                                                                      March 31,
                                                          -----------------------------------
                                                               2001               2000
                                                         --------------      --------------
Numerator:
    Numerator for basic and diluted loss per share -
    Net loss                                             $   (1,870,941)     $   (4,225,090)
                                                         ==============      ==============

Denominator:
    Denominator for basic loss per share -
    Weighted average shares                                  88,311,958          74,983,972

Effect of dilutive securities:
    Stock options and warrants                                       --                  --


    Dilutive potential common shares                                 --                  --
                                                         --------------      --------------

    Denominator for diluted earnings per share -
    adjusted weighted average shares and assumed
    conversions                                              88,311,958          74,983,972
                                                         ==============      ==============

    Basic loss per share                                 $       ( 0.02)     $        (0.06)
                                                         ==============      ==============
    Diluted loss per share                               $        (0.02)     $        (0.06)
                                                         ==============      ==============



         As MigraTEC incurred a net loss for the three months ended March 31, 2001 and 2000, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.